SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): December 16, 2013

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35713	45-2681082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2529 Virginia Beach Blvd., Suite 200

Virginia Beach, VA 23452

Registrant’s telephone number, including area code: (757) 627-9088

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The information set forth in Item 3.02 relating to Wheeler Real Estate Investment Trust, Inc.’s (“Wheeler”) entry into the Securities Purchase Agreement (as defined in Item 3.02) and the Registration Rights Agreement (as defined in Item 3.02), both of which are attached as exhibits to this Form 8-K and incorporated herein by reference.

There is no material relationship between Wheeler and its affiliates and any of the Buyers (as defined in Item 3.02).

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

On December 16, 2013, Wheeler completed a $10.0 million private placement transaction with eight accredited investors (the “Buyers”).

Pursuant to the Securities Purchase Agreement, dated as of December 16, 2013 (the “Securities Purchase Agreement”), Wheeler sold convertible and nonconvertible 9% senior notes and warrants to purchase shares of its common stock totaling $10.0 million dollars. Wheeler completed the financings in two concurrent tranches. The first tranche consisted of $6.0 million in convertible senior notes due December 15, 2018. During the first two years, the convertible notes will only be available for conversion upon the completion of a secondary offering of common stock in excess of $20 million at a conversion rate of the lesser of 95% of the secondary offering’s per share price or $5.50. After two years, holders of the convertible notes can convert at their discretion at a conversion rate of the lesser of 90% of the market price of the Wheeler’s stock or $5.50. The maximum number of shares of stock issuable upon conversion of the convertible notes is 1,417,079 shares.

The second tranche consisted of $4.0 million in nonconvertible senior notes due December 15, 2015. In addition to the non-convertible notes, the Company issued 421,053 warrants with an exercise price of $4.75. The warrants are not exercisable unless the Wheeler obtains shareholder approval for the transaction.

In connection with the private placement transaction, Wheeler and the Buyers entered into a Registration Rights Agreement, dated as of December 16, 2013 (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, Wheeler agreed to file and maintain a registration statement with the Securities and Exchange Commission for the resale of the shares of common stock underlying the convertible notes and the warrants. Interest on the convertible and nonconvertible senior notes of 9% per annum will be payable monthly.

Maxim Group, LLC acted as the lead placement agent and Newbridge Securities Corporation acted as co-placement agent for the private placement transaction. Maxim Group, LLC received a commission in the amount of $752,500 and Newbridge Securities Corporation received a commission in the amount of $82,500.

The proceeds from this investment will be used for property acquisitions and general working capital. The offer and sale of these securities was completed pursuant to the exemptions from registration provided by Regulation D under the Securities Act of 1933, as amended. The foregoing descriptions are only a summary and are qualified in their entirety by reference to the agreements that are attached to this Form 8-K as exhibits and incorporated herein by reference.

ITEM 8.01 OTHER EVENTS.

On December 17, 2013, Wheeler issued a press release relating to the private placement transaction (as described in Item 3.02). The press release is attached hereto as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statement of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not Applicable.

(d)	Exhibits.

4.1	Form of Promissory Note.

4.2	Form of Convertible Promissory Note.

4.3	Form of Warrant Agreement.

10.1	Securities Purchase Agreement, dated December 16, 2013.

10.2	Registration Rights Agreement, dated December 16, 2013.

99.1	Press release, dated December 17, 2013, relating to the private placement transaction.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ Jon S. Wheeler
Jon S. Wheeler
Chairman and Chief Executive Officer

Dated: December 18, 2013

EXHIBIT INDEX

Number	Description of Exhibit

4.1	Form of Promissory Note.

4.2	Form of Convertible Promissory Note.

4.3	Form of Warrant Agreement.

10.1	Securities Purchase Agreement, dated December 16, 2013.

10.2	Registration Rights Agreement, dated December 16, 2013.

99.1	Press release, dated December 17, 2013, relating to the private placement transaction.